Exhibit (a)(5)(B)

Staples, Inc. Commences All Cash Tender Offer for All Outstanding Shares of Essendant

Previously-Announced Offer Price of $12.80 Per Share in Cash

FRAMINGHAM, Mass. & DEERFIELD, Ill., — September 24, 2018 — Staples, Inc. and Essendant Inc. (NASDAQ: ESND) today announced that an affiliate of Staples has commenced the previously announced tender offer for all outstanding shares of Essendant’s common stock at a purchase price of $12.80 per share, net to the seller in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest.

On September 14, 2018, Essendant entered into a definitive merger agreement with Staples and its affiliates Egg Parent Inc. and Egg Merger Sub Inc., pursuant to which the tender offer is being made.

Egg Parent Inc., Egg Merger Sub Inc. and Staples, Inc. are filing with the Securities and Exchange Commission today a tender offer statement on Schedule TO, including an offer to purchase and related letter of transmittal, setting forth the terms and conditions of the tender offer. Additionally, Essendant is filing with the SEC a solicitation/recommendation statement on Schedule 14D-9 setting forth, among other things, the recommendation of Essendant’s Board of Directors that Essendant’s stockholders accept the tender offer and tender their shares in the tender offer.

Essendant’s Board of Directors unanimously recommends that Essendant stockholders tender their shares in the tender offer.

The completion of the tender offer is conditioned upon, among other things, satisfaction of a minimum tender condition and expiration or termination of any waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. The tender offer and withdrawal rights are scheduled to expire at one minute after 11:59 p.m., New York City time, on October 22, 2018, unless extended in accordance with the terms of the merger agreement.

Pursuant to the merger agreement, after completion of the tender offer and the satisfaction or waiver of certain conditions, Egg Merger Sub Inc. will merge with and into Essendant, with Essendant continuing as the surviving entity, under Section 251(h) of the Delaware General Corporation Law, without any further action by any other stockholder of Essendant. All remaining outstanding shares of Essendant’s common stock will generally be automatically cancelled and converted in the merger into the right to receive an amount in cash equal to the $12.80 offer price per share net to the seller, subject to reduction for any applicable withholding taxes in respect thereof, without interest.

Upon the completion of the transaction, Essendant will become a privately held company.

About Essendant

Essendant Inc. is a leading national distributor of workplace items, with 2017 net sales of $5.0 billion. The company provides access to a broad assortment of over 170,000 items, including janitorial and breakroom supplies, technology products, traditional office products, industrial supplies, cut sheet paper products, automotive products and office furniture. Essendant serves a diverse group of customers, including independent resellers, national resellers and e-commerce businesses. Essendant’s network of distribution centers enables it to ship most products overnight to more than ninety percent of the U.S.

About Staples

Staples brings technology and people together in innovative ways to consistently deliver products, services and expertise that elevate and delight customers. Staples is in business with businesses and is passionate about helping businesses work better. Headquartered outside of Boston, Mass., Staples, Inc. operates primarily in North America. More information about Staples is available at www.staples.com.

Notice to Investors

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of Essendant’s common stock or any other securities.

The solicitation and the offer to purchase shares of Essendant’s common stock described in this press release will be made only pursuant to the offer to purchase, letter of transmittal and related materials that Staples has filed on Schedule TO with the SEC, in each case, as amended from time to time. In addition, Essendant has filed or will file its recommendation of the tender offer on Schedule 14D-9 with the SEC. Additionally, Essendant and Staples will file other relevant materials in connection with the proposed acquisition of Essendant by Staples pursuant to the terms of the merger agreement. INVESTORS AND STOCKHOLDERS OF ESSENDANT ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISION WITH RESPECT TO TENDERING THEIR SHARES IN THE TENDER OFFER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at https://www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Essendant under the investor relations section of Essendant’s website at https://www.essendant.com/ or by contacting Essendant’s Investor Relations Department at (847) 627-2900.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, the statements made with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of Essendant or Staples and the expected timing of the tender offer and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions, including the planned completion of the tender offer, and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the merger; uncertainties as to how many Essendant stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals to the tender offer and the merger and to satisfy the other conditions to the closing of the proposed acquisition of Essendant by Staples on a timely basis or at all, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act); the occurrence of events that may give rise to a right of one or both of Essendant and Staples to terminate the merger agreement; the risk that, prior to the completion of the transaction, Essendant’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the proposed acquisition of Essendant by Staples on the market price of Essendant’s common stock and/or on Essendant’s or Staples’ respective businesses, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; the ability of Essendant to retain and hire key personnel; and the risks and uncertainties pertaining to Essendant’s business, including those detailed under “Risk Factors” and elsewhere in Essendant’s public periodic filings with the SEC. There can be no assurance that the proposed acquisition of Essendant by Staples or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the statements and reports on Forms 10-K, 10-Q and 8-K, Schedule TO and Schedule 14D-9 filed with or furnished to the Securities and Exchange Commission by Essendant, Staples, Egg Parent Inc. and Egg Merger Sub Inc. and other written statements made by Essendant and Staples from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and Essendant and Staples undertake no obligation to revise or update it.

Contacts

For Essendant:

Janet Zelenka – Senior Vice President and CFO – (847) 627-7000

Ryon Wharton – Vice President Finance and Investor Relations – (847) 627-2900

For Staples:

Investors:

D.F. King & Co., Inc.

Edward McCarthy / Kristian Klein, 212-269-5550

Media:

Gladstone Place Partners

Michael Flaherty, 212-230-5930

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